EXHIBIT 10.2

AMENDMENT NUMBER 1

OCCIDENTAL PETROLEUM CORPORATION

2005 DEFERRED STOCK PROGRAM

WHEREAS, Occidental Petroleum Corporation (the “Company”) maintains the Occidental Petroleum Corporation 2005 Deferred Stock Program (the “2005 DSP”) for the purpose of allowing key management and highly compensated employees of the Company and its affiliates to defer receipt of compensation payable in shares of Company common stock under the Company’s equity plans;

WHEREAS, the Company maintains the Occidental Petroleum Corporation 2005 Deferred Compensation Plan (the “2005 DCP”) for the purpose of providing a tax-deferred opportunity for key management and highly compensated employees of the Company and its affiliates to accumulate additional retirement income through deferrals of cash compensation;

WHEREAS, the Company grants performance stock awards (the “Performance Stock Awards”) under and as defined in equity plans maintained by the Company;

WHEREAS, the Performance Stock Awards may be payable partially in shares of Company common stock and partially in cash;

WHEREAS, the Company currently permits eligible participants to defer the payment of Performance Stock Awards, provided that any such election must apply to the entire award;

WHEREAS, if payment of a Performance Stock Award is deferred, the portion payable in Company common stock is deferred under the 2005 DSP and the portion, if any, payable in cash (including dividend equivalents that accumulate during the performance period) is deferred under the 2005 DCP;

WHEREAS, the Company finds it desirable to allow participants to make separate elections as to the cash and share portions of Performance Stock Awards;

WHEREAS, under Section 409A of the Internal Revenue Code, individuals may change their elections as to the form of distribution of deferred compensation if certain requirements are satisfied;

WHEREAS, the Company finds it desirable to allow participants to make up to two changes to their distribution elections;

NOW, THEREFORE, effective November 1, 2006, the DSP is amended as follows:

ARTICLE IV

DEFERRED SHARE ACCOUNTS

1.           Section 3.1(a) is amended in its entirety as follows:

(a)            Participation. An Eligible Person may make an advance Deferral Election in respect of an Elective Deferral Award in order to receive a credit of Deferred Shares under this Program. Unless otherwise specified by the terms of a Qualifying Performance Stock Award, any Deferral Election as to such Qualifying Performance Stock Award may apply to (1) all payments resulting from the Qualifying Performance Stock Award whether made in share units or cash (including dividend equivalents that accumulate during the performance period), (2) only payments of share units resulting from the Qualifying Performance Stock Award, or (3) only payments of cash (including dividend equivalents that accumulate during the performance period) resulting from the Qualifying Performance Stock Award. Any deferrals of cash resulting from the Qualifying Performance Stock Award will be deferred under the Occidental Petroleum Corporation 2005 Deferred Compensation Plan. A Deferral Election for any other Elective Deferral Award must apply to all share units subject to the Elective Deferral Award.

2.           Section 4.1(a) is amended in its entirety to read as follows:

“(a)           Vesting of Qualifying Stock Awards. As of the date that all or any portion of (i) an Elective Deferral Award that is subject to a Deferral Election under Section 3.1 or (ii) a Mandatory Deferral Award becomes vested or is certified for payment, as the case may be, no Shares shall be issued to the Eligible Person. Instead, as of the date that all or any portion of such award becomes vested or is certified for payment, as the case may be, the Eligible Person’s Deferred Share Account shall be credited with the number of Deferred Shares that is equal to the number of share units that would otherwise be paid in Shares (as opposed to cash) on that date. If any portion of a Qualifying Performance Stock Award is payable in cash and delivery of the Shares is deferred under this Program by the terms of the award, such cash portion shall be automatically deferred and credited to the Participants’ deferral account under the Occidental Petroleum Corporation 2005 Deferred Compensation Plan.”

3.          Section 4.4(c)(i) is modified by adding the following sentence to the end of the paragraph:

“Notwithstanding anything herein to the contrary, a distribution of

Deferred Shares in the form of a series of annual installments or as a combination of a lump sum followed by annual installments shall be treated as a single payment for purposes of Section 409A of the Code.”

4.          Section 4.4(c)(iii) is amended in its entirety to read as follows:

“(iii)

Changes to Retirement Distribution Election. A Participant may change his election as to the form of Retirement distribution under this Program subject to the following conditions: (1) the election shall not be effective until twelve (12) months after the election is filed with the Committee; (2) the election must defer the lump sum payment or the initial amount of an installment payment for a period of at least five (5) years from the date that the lump sum payment or initial amount of the installment payment, as the case may be, was otherwise payable; and (3) the election must be made at least twelve (12) months prior to the beginning of the calendar year in which the lump sum payment or initial amount of the installment payment, as the case may be, would have been payable if no change in the form of distribution were ever made. Any change of election as to the form of retirement distribution under any other deferral plan or program of the Company made by an Eligible Person after such Eligible Person’s first Deferral Election under this Program shall have no effect on such Eligible Person’s form of Retirement distribution under this Program. Notwithstanding the foregoing, a Participant may only change his election as to the time and form of Retirement distribution under this Program twice. Each such change must satisfy all of the requirements of this Section 4.4(c)(iii).”

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment this ______ day of _____________, 2006.

OCCIDENTAL PETROLEUM CORPORATION

By: ___________________________________

Richard W. Hallock

Executive Vice-President, Human Resources

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